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                                                                    EXHIBIT 23.3


                       CONSENT OF RYDER SCOTT COMPANY, LP.


         As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 filed by Tengasco, Inc. as well as in the notes to the combined financial statements included in such Form S-1, information contained in certain reserve reports dated March 28, 2002, effective December 31, 2001 and February 10, 2003, effective December 31, 2002, setting forth certain interests of Tengasco Inc., relating to the estimated quantities of such companies' proved reserves of oil and gas and future net income therefrom discounted at ten percent (10%) for the periods included therein.

         We further consent to the reference to this firm under the heading "EXPERTS".



                                        /s/ Ryder Scott Company, L.P.
                                        -----------------------------
                                            RYDER SCOTT COMPANY, L.P.



Houston, Texas
October 15, 2003